Exhibit 99.1

iGourmet LLC
Financial Statements
December 31, 2017 and 2016

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
iGourmet, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of iGourmet, LLC, (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a net loss of $1,180,373, cash used in operations of $390,548, working capital deficit of $4,069,833, and members’ deficit of $5,808,730 at December 31, 2017.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ LIGGETT & WEBB, P.A.

We have served as the Company’s auditor since 2017.

New York, NY
April 2, 2018

iGourmet LLC
Balance Sheets

	December 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$4,716	$326,167
Accounts receivable	550,967	402,678
Inventory	273,556	364,748
Due from related parties	713,083	555,043
Other current assets	102,223	-
Total current assets	1,644,545	1,648,636

Property and equipment, net	16,325	18,784
Other assets	11,100	9,292
Total assets	$1,671,970	$1,676,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$93,448	$-
Accounts payable and accrued liabilities	3,049,720	2,122,175
Loans payable, current portion – net of discount of $9,318 and $4,636, respectively	657,680	210,415
Loans payable, related parties, current portion	228,812	-
Other current liabilities, related parties	1,324,349	1,327,059
Deferred revenue	344,869	342,189
Other current liabilities	15,500	500
Total current liabilities	5,714,378	4,002,338

Loans payable	1,094,777	1,178,776
Loans payable, related parties	671,545	1,123,955
Total liabilities	7,480,700	6,305,069

Commitments and contingencies (note 14)	-	-

Members’ deficit	(5,808,730)	(4,628,3575)

Total liabilities and members’ deficit	$1,671,970	$1,676,712

See notes to financial statements.

iGourmet LLC
Statements of Operations

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2017	2016

Revenue	$8,729,199	$8,528,314
Cost of goods sold	6,582,183	6,228,555
Gross margin	2,147,016	2,299,759

Selling, general and administrative expenses	2,871,283	2,906,390
Total operating expenses	2,871,283	2,906,390

Operating (loss)	(724,267)	(606,631)

Other (income) expense:
Interest expense, net	465,106	295,982
Other (income)	(9,000)	(74,750)
Total other (income) expense	456,106	221,232

Net loss	$(1,180,373)	$(827,863)

See notes to financial statements.

iGourmet LLC
Statements of Cash Flows

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2017	2016
Cash flows from operating activities:
Net (loss)	$(1,180,373)	$(827,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,003	14,199
Amortization of original issue discount on notes payable	140,475	60,177

Changes in assets and liabilities:
Accounts receivable, net	(148,289)	(100,974)
Inventory	91,192	18,148
Other current assets	(102,223)	-
Other assets	(1,808)	-
Due from related parties	(158,040)	(112,197)
Due to related parties	(2,710)	130,202
Accounts payable and accrued liabilities	942,545	311,853
Deferred revenue	2,680	54,701

Net cash (used in) operating activities	(390,548)	(451,754)

Cash flows from investing activities:
Acquisition of property and equipment	(23,544)	(3,030)

Net cash (used in) investing activities	(23,544)	(3,030)

Cash flows from financing activities:
Bank overdraft	93,448	-
Cash received from line of credit	4,137,040	4,039,400
Cash paid on line of credit	(4,014,038)	(4,039,400)
Cash received from loans	1,437,214	969,667
Principal payments on loans	(1,214,423)	(1,159,438)
Cash received from related party notes	8,400	651,145
Principal payments related party notes	(355,000)	(209,065)

Net cash provided by financing activities	92,641	252,309

(Decrease) in cash and cash equivalents	(321,451)	(202,475)

Cash and cash equivalents at beginning of year	326,167	528,642

Cash and cash equivalents at end of year	$4,716	$326,167

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Interest	$257,428	$169,031

Taxes	$-	$-

See notes to financial statements.

iGourmet LLC
Statements of Changes in Members’ Deficit
For the Two Years Ended December 31, 2017

	Units	Total Members’ Deficit
Balance at December 31, 2015	4,384,808	$(3,800,494)
Loss for the year ended December 31, 2016	-	(827,863)
Balance at December 31, 2016	4,384,808	(4,628,357)
Loss for the year ended December 31, 2017	-	(1,180,373)
Balance at December 31, 2017	4,384,808	$(5,808,730)

See notes to financial statements.

iGourmet LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied in the preparation of the accompanying financial statements.

Business Activities

 iGourmet LLC (“the Company”) was organized on December 16, 1998 as a Limited Liability Company in the state of New York.  The Company is in the business of providing specialty food products to end users, primarily retail consumers. The majority of our business is conducted via our website www.igourmet.com, however, the company also operates third-party sales channels on online marketplaces such as Amazon, eBay and Jet.  We served more than 75,000 customers in 2017. The majority of our sales are paid in advance via credit card; our products are then shipped from our warehouse in West Pittston, Pennsylvania. The website offers over 5,000 unique products, including 800 distinct types of gourmet cheese.  iGourmet assembles a wide variety of gourmet gift baskets which are popular both seasonally and year round.  In addition to its competencies in cutting and wrapping cheese and assembling gift baskets, iGourmet has over 20 years of experience in safely packing and shipping perishable orders to upscale consumers all across the US.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon product delivery. All of our products are shipped either same day or overnight or through longer shipping terms to the customer and the customer takes title to product and assumes risk and ownership of the product when it is delivered. Shipping charges to customers and sales taxes collectible from customers, if any, are included in revenues.

For revenue from product sales, the Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 605-15-05. ASC 605-15-05 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling   price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Cost of goods sold

We have included in cost of goods sold all costs which are directly related to the generation of revenue. These costs include primarily the cost of the product plus the shipping costs.

Selling, general, and administrative expenses

We have included in selling, general, and administrative expenses all other costs which support the Company’s operations but which are not includable as a cost of sales. These include primarily payroll, facility costs such as rent and utilities, and other administrative costs including professional fees.  Advertising costs are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts.  The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable.  It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.  As of December 31, 2017 and 2016, the Company have an allowance for doubtful receivable for $0.

Property and Equipment

Property and equipment are valued at cost.  Depreciation is provided over the estimated useful lives up to five years using the straight-line method.  Leasehold improvements are depreciated on a straight-line basis over the term of the lease.

The estimated service lives of property and equipment are as follows:

Computer Equipment	3 years
Office Furniture and Fixtures	5 years
Warehouse Equipment	5 years
Vehicles	5 years
Leasehold Improvements	10 years

Inventories

Inventory is valued at the lower of cost or market and is determined by the first-in, first-out method.

Long-lived Assets

As of December 31, 2017 and 2016, the Company’s management believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Fair Value of Financial Instruments

The carrying amount of the Company’s cash and cash equivalents, accounts receivable, notes payable, line of credit, accounts payable and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

The Company adopted ASC 820-10, “Fair Value Measurements” which provides a framework for measuring fair value under GAAP.  ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820-10 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs.

As of December 31, 2017 and 2016, the Company did not have any financial assets or liabilities that are measured at fair value on a recurring basis.

Advertising costs
The Company follows the policy of charging the costs of advertising expenses as incurred.

Income taxes
iGourmet is a limited liability company; therefore, no provision has been made for corporate federal and state income taxes and the unit holders include the income or loss in their individual tax returns. The Company is, however, liable for its state franchise taxes.

New Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. GOING CONCERN

During the year ended December 31, 2017, the Company had a net loss of $1,180,373 and cash used in operations of $390,548.  At December 31, 2017, the Company had a working capital deficit of $4,069,833 and a members’ deficit of $5,808,730. This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

3. ACCOUNTS RECEIVABLE

The majority of the Company’s sales are paid at the time of the order. However, the Company does maintain accounts receivable for items shipped to certain wholesale customers. At December 31, 2017 and 2016, accounts receivable outstanding were $550,967 and $402,678, respectively.

4.   INVENTORY

Inventory consists of specialty food products. At December 31, 2017 and 2016, finished goods inventory was $273,556 and $364,748, respectively.

5. OTHER CURRENT ASSETS

At December 31, 2017 and 2016, other current assets in the amount of $102,223 and $0, respectively, consisted of deposits on inventory.

6. DUE FROM RELATED PARTIES

Certain of the Company’s unit holders utilize their personal credit cards to purchase inventory, services, and supplies for the Company. They also use these same credit cards for their personal expenditures. The Company pays amounts due under these credit cards on a monthly basis. The Company records the amounts paid for the personal portion of these credit cards as due from related parties. The Company also has receivables from entities in which the Company’s President is a non-majority owner.  These receivables include amounts due for rent and for utilities.  See note 13.

At December 31, 2017 and 2016, due from related parties consists of:

	2017	2016
Due for payments on personal credit cards	$667,445	$529,872
Due for rent and utilities	45,638	25,171
Due from related parties	$713,083	$555,043

7. PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31, 2017 and 2016, is as follows:

	2017	2016
Office Furniture & Equipment	$48,623	$25,079
Warehouse Equipment	556,707	556,707
Computer Equipment	105,151	105,151
Leasehold Improvements	22,957	22,957
Vehicles	41,889	41,889
	775,327	751,782
Less accumulated depreciation and amortization	(759,002)	(732,998)
Total	$16,325	$18,784

Depreciation and amortization expense for property and equipment amounted to $26,003 and $14,199 for the year ended December 31, 2017 and 2016, respectively.

8. OTHER ASSETS

Other assets consist of security deposits on leased property and utilities. Other assets amounted to $11,100 and $9,292 at December 31, 2017 and 2016, respectively.

9.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following at December 31, 2017 and 2016:

	2017	2016
Trade accounts payable	$3,044,257	$2,122,175
Accrued interest	5,463	-
Total	$3,049,720	$2,122,175

10. LOANS AND NOTES PAYABLE

The following loans and notes payable were outstanding at December 31, 2017 and 2016:

December 31, 2017	December 31, 2016

At December 31, 2017, the Company owed the principal amount of $37,152 to American Express Bank, FSB pursuant to a Business Loan and Security Agreement dated January 25, 2017 in the original principal amount of $539,000 (the “American Express 2017 Loan”.  The fee charged on the American Express 2017 Loan was 6% of the original principal amount, or $32,340. This fee was charged to interest expense during the twelve months ended December 31, 2017.

At December 31, 2016, the Company owed the principal amount of $29,818 to American Express Bank, FSB pursuant to a Business Loan and Security Agreement dated February 19, 2016 in the original principal amount of $621,000 (the “American Express 2016 Loan”.  The fee charged on the American Express 2016 Loan was 6% of the original principal amount, or $37,260. This fee was charged to interest expense during the twelve months ended December 31, 2016.
$37,152	$29,818

At December 31, 2017, the Company owed the principal amount of $80,085 to Celtic Bank under three loan agreements in the original aggregate principle amount of $139,715 (the “Celtic Bank 2017 Loans”). The Celtic Bank 2017 Loans were issued with original issue discounts in the aggregate amount of $15,615; $11,902 of these discounts were amortized to interest expense during the twelve months ended December 31, 2017.

At December 31, 2016, the Company owed the principal amount of $64,111 to Celtic Bank under six loan agreements in the original aggregate principal amount of $172,545 (the “Celtic Bank 2016 Loans”). The Celtic Bank 2016 Loans were issued with original issue discounts in the aggregate amount of $21,845; $16,240 of these discounts were amortized to interest expense during the twelve months ended December 31, 2016.
80,085	64,111

At December 31, 2017, the Company owed the principal amount of $262 to PayPal Working Capital under a loan agreement in the original principal amount of $91,972 (the “PayPal 2017 Loan”). The PayPal 2017 Loan was issued with an original issue discount in the amount of $6,972; this amount was amortized to interest expense during the twelve months ended December 31, 2017.

At December 31, 2016, the Company owed the principal amount of $28,728 to PayPal Working Capital under a loan agreement in the original principal amount of $107,385 (the “PayPal 2016 Loan”). The PayPal 2016 Loan was issued with an original issue discount in the amount of $10,385; this amount was amortized to interest expense during the twelve months ended December 31, 2016.
262	28,728

At December 31, 2017, the Company owed the principal amount of $1,178,776 on a secured loan payable to UPS Capital Business Credit in the original amount of $1,675,000 (the “UPS Loan”). The UPS Loan bears interest at the rate of prime plus 1.75%, and is payable at the rate of $7,000 per month including principal and interest. The UPS Loan is guaranteed by the U.S. Small Business Administration. During the twelve months ended December 31, 2017, the Company paid principal and interest in the amounts of $92,393 and $68,607, respectively, on the UPS Loan.  On January 24, 2018, this note was purchased by a third party pursuant to an asset purchase agreement; see note 15.

At December 31, 2016, the Company owed the principal amount of $1,271,170 on the UPS Loan.  During the twelve months ended December 31, 2016, the Company paid principal and interest in the amounts of $91,122 and $67,878, respectively, on the UPS Loan.
	1,178,776	1,271,170

At December 31, 2017, the Company owed the principal amount of $140,000 on a note payable to Alimentias dated August 24, 2017 (the “Alimentias Note”), bearing interest at the rate of 15% per annum and due December 31, 2017. During the twelve months ended December 31, 2017, the company accrued and paid interest in the amounts of $14,627 and $16,667, respectively, on the Alimentias note.	140,000	-

At December 31, 2017, the Company owned the principal amount of $325,500 on a note payable to Food Funding, LLC (the “Food Funding Note 1”) bearing interest at the rate of 9% per annum and due on April 1, 2018. During the twelve months ended December 31, 2017, the Company accrued interest in the amount of $5,238 on the Food Funding Note 1.	325,500	-

Total	1,761,775	1,393,827
Less: discount	(9,318)	(4,636)
Notes payable, net of discount	$1,752,457	$1,389,191

Maturities of notes payable for the next five years are as follows. Certain of the payment amounts are adjusted based upon changes in the interest rate:

December 31,
2017
2018	$666,998
2019	84,000
2020	84,000
2021	84,000
2022	84,000
Thereafter	758,777
Total	$1,761,775

11. LOANS AND NOTES PAYABLE – RELATED PARTIES

The following notes payable to related parties were outstanding at December 31, 2017 and 2016:

Line of Credit with Luzerne Bank (the “Luzerne Line of Credit”) in the amount of $1,500,000 dated February 28, 2014. The Luzerne Line of Credit is in the name of the Company’s majority owners Spencer and Jessica Chessman, and is in effect until such time as the parties may agree in writing to terminate the agreement. The interest rate on the Luzerne Line of Credit is the prime rate plus 0.75%. The Company paid interest in the amount of $26,609 on the Luzerne Line of Credit during the twelve months ended December 31, 2017.	$123,002	$-

At December 31, 2017, the Company owed the principal amount of $20,400 to JoAnn Jones, an equity holder in the Company, pursuant to a Notes Payable in the original amount of $24,200 (the “JJ Notes”). The JJ Notes bears interest at the rate of 10% per annum, and is due on December 31, 2019.  During the twelve months ended December 31, 2017, the Company accrued interest in the amount of $1,564 on the JJ Notes.

At December 31, 2016, the Company owed the principal amount of $12,000 on the JJ Notes. During the twelve months ended December 31, 2016, the Company accrued interest in the amount of $317 on the JJ Notes.
	20,400	12,000

At December 31, 2017, the Company owed the principal amount of $493,969 to Tracy Chesman, an equity holder in the Company, pursuant to Note Payable agreements in the original amount of $1,875,001 (the “TC Notes”). The TC Notes bear interest at the rate of 10% per annum; principal in the amount of $105,810 was due on December 31, 2018, and principal in the amount of $388,159 was due on December 31, 2019. During the twelve months ended December 31, 2017, the Company made principal payments in the amount of $355,000 and accrued interest in the amount of $58,753 on the TC Notes.

At December 31, 2016, the Company owed the principal amount of $848,969 on the TC Notes; principal in the amount of $460,810 was due on December 31, 2018, and principal in the amount of $388,159 was due on December 31, 2019. During the twelve months ended December 31, 2016, the Company accrued interest in the amount of $58,753 on the TC Notes.
	493,969	848,969

At December 31, 2017, the Company owed the principal amount of $262,986 to Spencer Chesman, an equity holder in the Company, pursuant to Note Payable agreements in the original amount of $468,051 (the “SC Notes”). The SC Notes bear interest at the rate of 10% per annum, and are due December 31, 2020. During the twelve months ended December 31, 2017, the Company accrued interest in the amount of $17,234 on the SC Notes.

At December 31, 2016, the Company owed the principal amount of $262,986 on the SC Notes. Principal in the amount of $262,986 is due on December 31, 2020. During the twelve months ended December 31, 2016, the Company accrued interest in the amount of $26,300 on the SC Notes.
	262,986	262,986
Total	$900,357	$1,123,955

Maturities of notes payable for the next five years are as follows. Certain of the payment amounts are adjusted based upon changes in the interest rate:

December 31,
2017
2018	$228,812
2019	408,559
2020	262,986
2021	-
2022	-
Thereafter	-
Total	$900,357

12.  MEMBERS’ DEFICIT

The Company is governed by the terms and conditions of the Limited Liability Company Operating Agreement (the “Operating Agreement”) dated April 30, 2004.  The Company is authorized to issue equity interests designed as “Units” at varying prices per Unit as the Board shall approve.  The Company has the authority to issue a total of 100,000,000 Units, of which 90,000,000 Units shall be designated as Class A Units and 10,000,000 Units shall be designated as Class B Units.  The Class A Units and Class B Units shall be identical in all respects including voting and distribution rights except that the Class B Units have certain liquidation preferences. The Operating Agreement further provides that all profits and losses of the Company shall be shared in proportion to the percentage of interest each member holds.  The Company is composed of seven members with various ownership percentages based on number of Units held in Class A and Class B Units.

13. RELATED PARTY TRANSACTIONS

The Company has following transactions with equity holders:

Personal Credit Cards
Certain of the Company’s equity holders make purchases on the Company’s behalf using their personal credit cards. The equity holders also use these credit cards for personal items.  The Company makes monthly payments on these credit cards. The Company records the entire amount of the credit card liabilities on its balance sheet, and records a receivable in the amount of the equity holder’s personal charges.  See note 6.

At December 31, 2017 and 2016, the Company recorded the following amounts on its balance sheets:

	December 31, 2017	December 31, 2016
Credit card liabilities	$1,025,736	$1,084,778
Other receivables – due from equity holders	(713,083)	(555,043)
Net amount due on credit card liabilities	$312,653	$529,735

Accrued Interest
The Company has accrued interest to related parties in the amount of $298,613 and $242,281 at December 31, 2017 and 2016, respectively.  The Company recorded interest expense on loans from related parties in the amount of $104,356  and $90,682 during the twelve months ended December 31, 2017 and 2016, respectively.

Amount Due From Vendor
The Company rents office space to two vendors in which the Company’s President is a minority shareholder. At December 31, 2017 and 2016, the Company has aggregate receivables in the amount of $45,638 and $25,171, respectively, from these vendors  for rent and utilities.

14.  COMMITMENTS AND CONTINGENCIES

Operating Lease
On November 16, 2017, the Company renewed its lease for 65,000 square feet of office and warehouse space located at 508 Delaware Avenue, West Pittston, Pennsylvania.  The term of the lease is for five years, expiring on September 30, 2022. In January 2018, pursuant to an asset acquisition agreement, this lease was assigned by the lessor to  Innovative Gourmet, LLC; see note 15.

15. SUBSEQUENT EVENT

Effective January 24, 2018, the Company (“Sellers”) sold substantially all its assets and certain liabilities to Innovative Gourmet, LLC (“Innovative Gourmet”, “Buyers”), a wholly-owned subsidiary of Innovative Food Holdings, Inc. pursuant to the terms of an Asset Purchase Agreement.

The consideration for and in connection with the acquisition consisted of:  (i) $1,500,000, which satisfied or reduced secured, priority and administrative debt of Sellers; (ii) in connection with and prior to the acquisition, a wholly-owned subsidiary of Buyers, Food Funding, LLC (“Food Funding”), funded advances of $325,000 to Sellers on a secured basis, pursuant to certain loan documents and as bridge loans, which loans  were reduced by the proceeds of the Asset Purchase Agreement; (iii) the purchase for $200,000 of certain debt owed by Sellers, to be paid out of, if  available, Innovative Gourmet’s cash flow; (iv) potential contingent liability allocation for a percentage of Sellers’ approximately $2,300,000 of certain debt, not purchased or assumed by Innovative Gourmet, which  under certain circumstances, Innovative Gourmet  may determine to pay; and (v) additional purchase price consideration of (a) up to a maximum of $1,500,000, if EBITDA of Innovative Gourmet reaches $3,800,000 million in 2018, (b) up to a maximum of $1,750,000, if EBITDA of Innovative Gourmet in 2019 exceeds its EBITDA in 2018 by at least 20% and if its EBITDA reaches $5,000,000; and (c) up to a maximum of $2,125,000, if EBITDA of Innovative Gourmet in 2020 exceeds its EBITDA in 2019 by at least 20% and if its EBITDA reaches $8,000,000. The EBITDA based earnout shall be paid 37.5% in cash, 25% in Innovative Food Holdings shares valued at the time of the closing of this transaction and 37.5%, at Innovative Gourmet’s  option, in Innovative Food Holdings shares valued  at the time of the payment of the earnout or in cash.

In connection with the acquisition, Food Funding purchased Seller’s senior secured note at a price of approximately $1,187,000, pursuant to the terms of a Loan Sale Agreement with UPS Capital Business Credit.  That note was reduced by the proceeds of the Asset Purchase Agreement.  See Item (i) above.

The Asset Purchase and Loan Sale Agreements contained standard representations, warranties and indemnities.  Certain employees of the Sellers are now employees of Innovative Gourmet.

The amount and terms of consideration payable was determined as a result of arm’s length negotiations.  No prior material relationship existed between the Sellers and Buyers us or any affiliates, any director or officer of either Buyers or Sellers, or any associate of any such director or officer of either Buyers or Sellers.